EXHIBIT 99.14


                        MANAGEMENT CONSULTING AGREEMENT

      MANAGEMENT CONSULTING AGREEMENT ("this Agreement") dated as of December 21, 2000, by and among Health Power, Inc., a Delaware corporation ("HPI"), CompManagement, Inc., an Ohio corporation ("CMI"), CompManagement Health Systems, Inc., an Ohio corporation ("CHS"), M&N Risk Management, Inc., an Ohio corporation ("M&NRM"), and M&N Enterprises, Inc., an Ohio corporation ("M&NE") (each of the aforesaid corporations being hereinafter referred to, individually, as a "Company" and, collectively, as the "Companies"), and WC Holdings, Inc., a Delaware corporation ("WC Holdings").

                              W I T N E S S E T H

      WHEREAS, WC Holding desires to provide management consulting services to the Companies, and the Companies desire to obtain such services.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree, intending to be legally bound, as follows:

      1. MANAGEMENT CONSULTING SERVICES. WC Holdings shall during the term of this Agreement provide such management consulting services to the Companies in the areas of banking, insurance, risk management and other senior management matters related to the Companies' respective businesses, administration and policies, as any of the Companies shall specifically and reasonably request, any such request to include all background material necessary for WC Holdings to provide such services. WC Holdings shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Companies' respective corporate development, strategic planning, investment and financial matters, and general business policies as any such Company shall from time to time reasonably request.

      2. MANAGEMENT CONSULTING FEE.

            (a) Subject to Section 5 below, the Companies shall during the term of this Agreement, for the services described in Section 1 hereto, pay to WC Holdings, in total, an annual management consulting fee (the "Fee") equal to the amounts due and payable by WC Holdings during the applicable year to Banc One Mezzanine Corporation, including its permitted
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successors and assigns (the "Purchaser") under that Note Purchase Agreement of even date herewith (as amended, modified, superseded or replaced from time to time, the "Purchase Agreement"; capitalized terms used herein below and not otherwise defined having the meanings given to such terms in the Purchase Agreement), among WC Holdings, as "Borrower", each of the Companies, as "Guarantors", and the Purchaser, for interest and repayment of principal on the Note and other fees, costs and expenses due and payable thereunder, including, without limitation, the Performance Fee and such amounts as are necessary to pay the premiums due in such year for the Key Man Policy (the foregoing payments of interest, principal and other fees, costs and expenses, including, without limitation, the Performance Fee and such amounts as are necessary to pay the premiums due in such year for the Key Man Policy, being collectively referred to as the "Debt Payments").

            (b) The Fee shall be payable in installments in such amounts and at such times as are sufficient for WC Holdings to make the Debt Payments on a timely basis, provided, however, that in no event shall any installment be made more than five (5) business days prior to the time that the corresponding Debt Payment is due and payable under the Note.

      3. ACCESS. The Companies will provide to WC Holdings and its representatives reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the Companies, to the books, records, tax returns and other information with respect to the business of the Companies as WC Holdings or such representatives consider necessary or appropriate for the purpose of furnishing advisory services as provided in Section 1.

      4. TERM. The term of this Agreement shall commence as of the date hereof and shall terminate on the Maturity Date, or such earlier or later date that there are, or will be, no additional Debt Payments, or WC Holdings and the Companies otherwise agree.

      5. RESTRICTIONS WITH RESPECT TO LOAN AGREEMENTS.

      (a) WC Holdings agrees that in the event it receives monies under this Agreement which are not permitted under the Loan Agreement of even date herewith (the "Senior Loan Agreement"), among each of the Companies and Bank One, N.A. (including its permitted successors and assigns, the "Bank") or under the Intercreditor and Subordination Agreement of even date herewith among the Bank, Banc One Mezzanine Corporation (including its permitted successors and assigns, "BOMC"), the Companies and WC Holdings (the "Intercreditor Agreement"), it shall promptly repay in cash such monies to the Companies.

      (b) This Agreement shall be subject to the terms and conditions of the Loan Documents (as defined in the Senior Loan Agreement) and the Intercreditor Agreement.

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      (c) Each of the Bank and BOMC are, and shall be, third party beneficiaries of this Agreement, including, without limitation, the foregoing provisions of this Section 5 hereof.

      6. AMENDMENT AND MODIFICATION. Subject to applicable law and to the provisions of the Loan Documents and the Intercreditor Agreement, this Agreement may be amended, modified or supplemented only by a written agreement of WC Holdings and the Companies.

      7. HEADINGS. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed in Connecticut without regard to such State's conflicts of laws principles and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

                          [Signature Page to Follow]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              WC HOLDINGS, INC

                              By: /S/ BRIAN D. FITZGERALD
                                 Name: Brian D. Fitzgerald
                                 Title: Chairman

                              HEALTH POWER, INC.

                              By: /S/ ROBERT J. BOSSART
                                 Name: Robert J. Bossart
                                 Title: Chief Executive Officer

                              COMPMANAGEMENT, INC.

                              By: /S/ ROBERT J. BOSSART
                                 Name: Robert J. Bossart
                                 Title: Chief Executive Officer

                              COMPMANAGEMENT HEALTH SYSTEMS, INC.

                              By: /S/ ROBERT J. BOSSART
                                 Name: Robert J. Bossart
                                 Title: Chief Executive Officer

                              M&N RISK MANAGEMENT, INC.

                              By: /S/ ROBERT J. BOSSART
                                 Name: Robert J. Bossart
                                 Title: Chief Executive Officer

                              M&N ENTERPRISES, INC.

                              By: /S/ ROBERT J. BOSSART
                                 Name: Robert J. Bossart
                                 Title: Chief Executive Officer

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